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                                                                      Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in the registration statements of Meditrust on Form S-8 (File Nos. 33-25072, 33-49218 and 33-57377) and on Form S-3 (File Nos. 33-40005, 33-40926, 33-42596,
33-43931, 33-45979, 33-48695, 33-59215 and 33-62293) of our reports dated
January 29, 1996 on our audits of the consolidated financial statements of Meditrust as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which reports are included in this Current Report on Form 8-K.




Boston, Massachusetts
January 29, 1996                  /s/ Coopers & Lybrand L.L.P.